UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LAKESHORE ACQUISITION I CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LAKESHORE ACQUISITION I CORP.

Suite A-2F, 555 Shihui Road, Songjiang District,

Shanghai, China, 201100

To the Shareholders of Lakeshore Acquisition I Corp.:

As you know, the Extraordinary General Meeting (the “General Meeting”) of LAKESHORE ACQUISITION I CORP. (the “Company,” “Lakeshore,” “we,” “us” or “our”) will be held at 10:30 a.m. ET on September 7, 2022. For the purposes of the articles of association of Lakeshore, the physical place of the meeting will be Suite A-2F, 555 Shihui Road, Songjiang District, Shanghai, China, 201100. Due to the COVID-19 pandemic, the Company will be holding the General Meeting via teleconference using the following dial-in information:

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Passcode for telephone access:

2706720#

On or about August 18, 2022, the Company mailed to you a proxy statement relating to the General Meeting (the “Original Proxy Statement”). The attached second supplement (the “Supplement”) to the Original Proxy Statement contains additional information that supplements the Original Proxy Statement. The Company urges you to read this Supplement, together with the Original Proxy Statement, carefully and in its entirety.

The Company is providing the Supplement to reflect that (i) the Company’s insiders or their affiliates or designees must deposit $0.125 into the trust account for each Public Share that has not been redeemed in accordance with the terms of the Company’s amended and restated memorandum and articles of association (or an aggregate of $683,375 if there are no redemptions) for a three month extension of the time available for the Company to consummate an initial business combination from September 15, 2022 (the “Original Termination Date”) to December 15, 2022 (the “Extended Date”) and (ii) the Company will not seek authorization to extend the time available for the Company to consummate an initial business combination beyond the Extended Date, as contemplated in the Original Proxy Statement, meaning that shareholders will be approving only a single one-time extension for 3 months. The extension payment must be made prior to the Original Termination Date. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit, that will not be repaid in the event that we are unable to close a business combination, unless there are funds available outside of the trust account to do so. Such notes would be paid upon consummation of the Company’s initial business combination.

Your vote is important. Whether or not you expect to attend the General Meeting in person, please complete, date and sign the proxy card enclosed with the Original Proxy Statement and mail it in the postage-paid envelope to ensure that your shares will be represented and voted at the General Meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to the Supplement.

I look forward to seeing you at the meeting.

By Order of the Board of Directors,

Bill Chen
Chief Executive Officer and Chairman
August 30, 2022

Your vote is important. Please sign, date and return your proxy card as soon as possible but in any event so as to be received by Morrow Sodali LLC prior to the commencement of the General Meeting to make sure that your shares are represented at the General Meeting. If you are a shareholder of record, you may also cast your vote in person (including virtually) at the General Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person (including virtually) at the General Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have no effect on the outcome of the proposals.

SUPPLEMENT NO. 2 DATED AUGUST 30, 2022

TO

PROXY STATEMENT

DATED AUGUST 18, 2022

LAKESHORE ACQUISITION I CORP.
Suite A-2F, 555 Shihui Road, Songjiang District,

Shanghai, China, 201100

This second supplement (the “Supplement”) is being filed with the United States Securities and Exchange Commission and is being made available to shareholders of record of Lakeshore Acquisition I Corp. (the “Company”) as of the close of business on August 30, 2022. The following information supplements and should be read in conjunction with the original proxy statement dated August 18, 2022 that the Company mailed to you on or about August 18, 2022 (the “Original Proxy Statement”). All capitalized terms not defined herein shall have the same meaning as in the Original Proxy Statement.

The Company is providing this Supplement to reflect that (i) the Company’s insiders or their affiliates or designees must deposit $0.125 into the trust account for each Public Share of the Company that has not been redeemed in accordance with the terms of the Company’s amended and restated memorandum and articles of association (or an aggregate of $683,375 if there are no redemptions) into the trust account for a three month extension of the time available for the Company to consummate an initial business combination from September 15, 2022 (the “Original Termination Date”) to December 15, 2022 (the “Extended Date”) and (ii) the Company will not seek authorization to extend the time available for the Company to consummate an initial business combination beyond the Extended Date, as contemplated in the Original Proxy Statement, meaning that shareholders will be approving only a single one-time extension for 3 months. The extension payment must be made prior to the Original Termination Date. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit, that will not be repaid in the event that we are unable to close a business combination, unless there are funds available outside of the trust account to do so. Such notes would be paid upon consummation of the Company’s initial business combination. The Company’s amended and restated memorandum and articles of association will be amended (the “Extension Amendment”) to reflect the foregoing. The Extension Amendment is attached hereto as Annex A.

Below is Proposals 1 from the Original Proxy Statement as restated to reflect the foregoing.

PROPOSAL 1: THE EXTENSION PROPOSAL

The Company is proposing to amend its Existing Charter (such amendment, the “Extension Amendment”) to: extend from September 15, 2022 (the “Original Termination Date’) to December 15, 2022 (the “Extended Date”), the date by which, if the Company has not consummated a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving one or more businesses or entities, the Company must: (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the shares sold in the Company’s initial public offering (the “Public Shares”) (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining holders of Public Shares and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject (in the case of (b) and (c) above) to the Company’s obligations to provide for claims of creditors and the requirements of applicable law. Pursuant to the terms of the Extension Amendment, in order to extend the time available for us to consummate our initial business combination by three months to December 15, 2022, our insiders or their affiliates or designees must deposit $0.125 into the Company’s trust account for each Public Share that has not been redeemed in accordance with the terms of the Company’s amended and restated memorandum and articles of association (or an aggregate of $683,375 if there are no redemptions). The extension payment must be made prior to the Original Termination Date. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit, that will not be repaid in the event that we are unable to close a business combination, unless there are funds available outside of the trust account to do so. Such notes would be paid upon consummation of our initial business combination. The Extension Proposal is essential to the overall implementation of the Board’s plan to allow the Company more time to complete the Proposed Business Combination. Approval of the Extension Proposal is a condition to the filing of the Extension Amendment. A copy of the Extension Amendment to the Existing Charter of the Company is attached to this proxy statement as Annex A.

All holders of the Company’s Public Shares, whether they vote for or against the Extension Proposal or do not vote at all, will be permitted to redeem all or a portion of their Public Shares into their pro rata portion of the trust account, provided that the Extension Proposal is approved. Holders of Public Shares do not need to be a holder of record on the Record Date in order to exercise redemption rights. If approved, we will not file the Extension Proposal if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Proposal, after taking into account the amount of redemptions, if any.

The per-share pro rata portion of the trust account on the Record Date after taking into account taxes owed but not paid by such date (which is expected to be the same approximate amount two business days prior to the General Meeting) was approximately $10.03 per Public Share. The closing price of the Company’s Ordinary Shares on the Record Date was $9.97. The Company cannot assure Shareholders that they will be able to sell their Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such Shareholders wish to sell their shares.

Reasons for the Extension Proposal

The purpose of the Charter Amendment is to allow the Company more time to complete the Proposed Business Combination. The Company’s IPO prospectus and the Existing Charter provide that the Company has until the Original Termination Date to complete a business combination. While we have entered into a definitive agreement with the Seller in respect of the Proposed Business Combination, our board of directors currently believes that there will not be sufficient time before the Original Termination Date to hold a general meeting at which to conduct a vote for shareholder approval of the Proposed Business Combination. Accordingly, our board of directors has determined it is in the best interests of the Company and our shareholders to extend the termination date from the Original Termination Date to the Extended Date, which is a total of up to 18 months to complete an initial business combination after the Company’s IPO.

If the Extension Proposal Is Not Approved

If the Extension Proposal is not approved at the General Meeting, we expect to take all necessary actions and hold additional general meetings until September 15, 2022 to obtain the approval of the Extension Proposal. If the Extension Proposal is not approved on September 15, 2022 and we are unable to consummate the Proposed Business Combination prior to or on September 15, 2022, it will trigger our automatic winding up, liquidation and dissolution pursuant to the terms of our Existing Charter. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and dissolution. At such time, the Private Units will expire and our Sponsor will receive nothing upon a liquidation with respect to such Private Units, and the Private Units will be worthless.

The amount in the trust account (less approximately $546.7 representing the aggregate nominal par value of the shares of our Public Shareholders) under the Companies Act will be treated as a share premium which is distributable under the Companies Act, provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our Public Shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our Public Shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Our Initial Shareholders, including our Sponsor, have agreed to waive their rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and Private Shares and to vote their insider shares and Private Shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our private warrants, which will expire worthless.

If the Extension Proposal is Approved

If the Extension Proposal is approved, the Company will file an amendment (the “Extension Amendment”) to the Existing Charter with the Registrar of Companies of the Cayman Islands in the form of Annex A hereto to extend the time it has to complete a business combination until the Extended Date. The Company will continue to attempt to consummate the Proposed Business Combination until the Extended Date, or until the Board determines in its sole discretion that it will not be able to consummate the Proposed Business Combination or a potential alternative business combination and does not wish to seek an additional extension. The Company will remain a reporting company under the Securities Exchange Act of 1934 and its Ordinary Shares will remain publicly traded during the extension period.

YOU ARE NOT BEING ASKED TO VOTE ON ANY BUSINESS COMBINATION AT THIS TIME. IF THE EXTENSION PROPOSAL IS APPROVED AND THE EXTENSION AMENDMENT IS FILED AND YOU DO NOT ELECT TO REDEEM YOUR PUBLIC SHARES NOW, YOU WILL RETAIN THE RIGHT TO VOTE ON ANY PROPOSED BUSINESS COMBINATION WHEN AND IF IT IS SUBMITTED TO SHAREHOLDERS AND THE RIGHT TO REDEEM YOUR PUBLIC SHARES FOR A PRO RATA PORTION OF THE TRUST ACCOUNT IN THE EVENT THE PROPOSED BUSINESS COMBINATION IS APPROVED AND COMPLETED.

Redemption Rights

If the Extension Proposal is approved, and the Extension Amendment is filed, each Public Shareholder may seek to redeem its Public Shares for a pro rata portion of the funds available in the trust account, less any taxes we anticipate will be owed, but have not yet been paid, calculated as of two business days prior to the meeting. Holders of Public Shares do not need to vote on the Extension Proposal or be a holder of record on the Record Date to exercise redemption rights.

If the Extension Proposal is approved, the Company will (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to any Public Shares redeemed by holders in connection with the Extension Proposal, if any, and (ii) deliver to the holders of such redeemed Public Shares their pro rata portion of the Withdrawal Amount. The remainder of such funds shall remain in the trust account and be available for use by the Company to complete a business combination on or before the Extended Date. Holders of Public Shares who do not redeem their Public Shares now will retain their redemption rights and their ability to vote on a business combination through the Extended Date if the Extension Proposal is approved and the Extension Amendment is filed.

If the Extension Proposal is approved, and the Extension Amendment is filed, the removal of the Withdrawal Amount from the trust account, if any, will reduce the Company’s net asset value. The Company cannot predict the amount that will remain in the trust account if the Extension Proposal is approved, and the amount remaining in the trust account may be only a small fraction of the approximately $54,839,093.38 that was in the trust account as of the Record Date. However, we will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Proposal (after taking into account the redemption of Public Shares).

TO DEMAND REDEMPTION, IF YOU HOLD PHYSICAL CERTIFICATES FOR ORDINARY SHARES, YOU MUST PHYSICALLY TENDER YOUR SHARE CERTIFICATES TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE COMPANY’S TRANSFER AGENT, AT CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ONE STATE STREET PLAZA, 30TH FLOOR, NEW YORK, NY 10004, ATTN: MARK ZIMKIND, E-MAIL: MZIMKIND@CONTINENTALSTOCK.COM, NO LATER THAN TWO BUSINESS DAYS PRIOR TO THE GENERAL MEETING. IF YOU HOLD YOUR ORDINARY SHARES IN “STREET NAME” THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU MUST DELIVER YOUR SHARES TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/ WITHDRAWAL AT CUSTODIAN) SYSTEM TWO BUSINESS DAYS PRIOR TO THE GENERAL MEETING TO DEMAND REDEMPTION.

The requirement for physical or electronic delivery prior to the vote at the General Meeting ensures that a redeeming holder’s election is irrevocable once the Extension Proposal is approved. In furtherance of such irrevocable election, Shareholders making the election will not be able to tender their shares after the vote at the General Meeting.

The electronic delivery process through the DWAC system can be accomplished by the shareholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system.

The transfer agent will typically charge the tendering broker a nominal amount and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Such Shareholders will have less time to make their investment decision than those Shareholders that deliver their shares through the DWAC system. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote for the Extension Proposal will not be redeemed into a pro rata portion of the funds held in the trust account. In the event that a Public Shareholder tenders its shares and decides prior to the vote at the General Meeting that it does not want to redeem its shares, the shareholder may withdraw the tender. If you delivered your shares for redemption to our transfer agent and decide prior to the vote at the General Meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above prior to the vote at the General Meeting. In the event that a Public Shareholder tenders shares, and the Extension Proposal is not approved or is abandoned, these shares will be redeemed in accordance with the terms of the Existing Charter promptly following the meeting, as described elsewhere herein. The Company anticipates that a Public Shareholder who tenders shares for redemption in connection with the vote to approve the Extension Proposal would receive payment of the redemption price for such shares soon after the filing of the Extension Proposal. The transfer agent will hold the certificates of Public Shareholders that make the election until such shares are redeemed for cash or redeemed in connection with our winding up.

The per-share pro rata portion of the trust account on the Record Date after taking into account taxes owed but not paid by such date (which is expected to be the same approximate amount two business days prior to the General Meeting) was approximately $10.03 per Public Share. The closing price of the Ordinary Shares on the Record Date was $9.97. The Company cannot assure shareholders that they will be able to sell their Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

If you exercise your redemption rights, you will be exchanging your Ordinary Shares for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption by tendering your share certificate(s) to the Company’s transfer agent prior to the vote for the Extension Proposal. If the Extension Proposal is not approved or if it is abandoned, these shares will be redeemed in accordance with the terms of the Existing Charter promptly following the meeting as described elsewhere herein.

Required Vote

The Extension Proposal must be approved by a special resolution as a matter of Cayman Islands law, being the affirmative vote of at least two-thirds of the Ordinary Shares who, being present in person (including virtually) or represented by proxy and entitled to vote at the General Meeting, vote at the General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on the Extension Proposal. As a result, if you abstain from voting on the Extension Proposal, your shares will be counted as present for purposes of establishing a quorum (if so present in accordance with the terms of our Existing Charter), but the abstention will have no effect on the outcome of such proposal.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Our sponsor, RedOne Investment Limited, a BVI company affiliated with our Chairman and Chief Executive Officer, has equity holders that reside outside the United States. We therefore may be considered a “foreign person” under the regulations administered by CFIUS and will continue to be considered as such in the future for so long as our sponsor has the ability to exercise control over us for purposes of CFIUS’s regulations. As such, an initial business combination with a U.S. business may be subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If we cannot complete our initial business combination by September 15, 2022 (or December 15, 2022 if the Extension Proposal is approved by the shareholders) because the review process drags on beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, based on the trust account balance as of August 16, 2022, our public shareholders may only receive approximately $10.03 per share, and our warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Full Text of the Resolution.

Please see Annex A.

THE BOARD RECOMMENDS A VOTE “FOR” THE EXTENSION PROPOSAL.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE.

If you have already voted or submitted your proxy card, you may change your vote at any time before your proxy is voted at the General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by voting again via the Internet, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the General Meeting. If you hold your Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower, Stamford CT 06902

Toll-Free (800) 662-5200 or (203) 658-9400

Email: LAAA.info@investor.morrowsodali.com

Unless revoked, a proxy will be voted at the General Meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies which have been signed and returned will be voted FOR each of the Proposals.

Except as described in this supplement all the disclosures in the Original Proxy Statement remain in effect.

Annex A

EXTENSION AMENDMENT

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

LAKESHORE ACQUISITION I CORP.

RESOLVED, as a special resolution: “that the Amended and Restated Memorandum and Articles of Association of the Company be amended by the deletion of the existing Articles 44.7 and 44.8 in their entirety and the insertion of the following language in their place:

44.7	In the event that the Company does not consummate a Business Combination by September 15, 2022 (the “Termination Date”), or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a)	cease all operations except for the purpose of winding up;

(b)	as promptly as reasonably possible but not more than five business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$50,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.

Notwithstanding this Article or any other provision of the Articles, without approval of the Members, the Company may, at its option and upon five days’ advance notice prior to the Termination Date, extend the period of time to consummate a Business Combination to December 15, 2022 (the “Extended Date”), upon deposit of $0.125 into the Company’s trust account for each Public Share that has not been redeemed in accordance with the terms of the Articles, provided that such extension payment must be made prior to the Termination Date.

44.8	In the event that any amendment is made to the Articles:

(a)	to modify the substance or timing of the Company’s obligation to allow redemption of the Public Shares or to redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination by the Termination Date or, if applicable, the Extended Date, or such later time as the Members may approve in accordance with the Articles; or

(b)	with respect to any other provision relating to Members’ rights or pre-Business Combination activity, each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.

each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.